UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2022

AYTU BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38247	47-0883144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 206

Englewood, CO 80112

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (720) 437-6580

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AYTU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(b) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective November 14, 2022, Aytu BioPharma, Inc. (the “Company”) appointed Christopher Brooke as Chief Operating Officer

Mr. Brooke has served as the Company’s Executive Vice President, Rare Disease Development since joining the Company in April 2021 upon the acquisition of the global license to AR101 (enzastaurin) from Rumpus Therapeutics. In January 2019, Mr. Brooke co-founded Rumpus to develop new medicines for pediatric onset rare and orphan diseases. Prior to Rumpus, Mr. Brooke served as Senior Vice President, Corporate Strategy and Development from January 2017 to December 2018 at AmerisourceBergen, a publicly held pharmaceutical wholesale company. Mr. Brooke has over 20 years of general management experience in healthcare across all phases of development and commercialization, holding roles of increasing responsibility at Centocor (Johnson & Johnson), a publicly held pharmaceutical company, and MedImmune (AstraZeneca), a publicly held pharmaceutical company. His rare disease experience includes launching pediatric inflammatory bowel disease indications while at Johnson & Johnson as well as leading the pediatric infectious disease franchise at AstraZeneca. Mr. Brooke went on to lead the fully integrated Diabetes Division at AstraZeneca. Mr. Brooke has a BA from Colgate University and an MBA from the Wharton School at the University of Pennsylvania.

There are no other arrangements or understandings between Mr. Brooke and any other person pursuant to which Mr. Brooke was appointed as Chief Operating Officer of the Company.

There are also no family relationships between Mr. Brooke and any director or executive officer of the Company.

On April 12, 2021, the Company entered into an asset purchase agreement with Rumpus VEDS, LLC, Rumpus Therapeutics, LLC, Rumpus Vascular, LLC (together “Rumpus”), entities which Mr. Brooke holds a 47.5% ownership interest in, pursuant to which the Company acquired commercial global licenses, relating primarily to the development asset enzastaurin, or AR101. This asset was acquired for an up-front fee of $1.5 million in cash. Upon the achievement of certain regulatory and commercial milestones, the Company is obliged to pay up to $67.5 million in earn-out payments, which are payable in cash or shares of common stock, generally at the Company’s option. In fiscal 2022, two milestones were achieved totaling $4.0 million, which were paid in 2,188,940 shares of Aytu common stock and $2.6 million in cash were paid to Rumpus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AYTU BIOPHARMA, INC.

Date: November 15, 2022	By:	/s/ Mark Oki
Mark Oki
Chief Financial Officer